UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2020

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38147	82-1954058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 CONSOL Energy Drive, Suite 100

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code:

(724) 416-8300

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CEIX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On June 15, 2020, the Board of Directors (the “Board”) of CONSOL Energy Inc. (the “Company”) appointed Mitesh Thakkar, age 41, to the role of Chief Financial Officer. Mr. Thakkar has served as the Company’s interim Chief Financial Officer since January 1, 2020, as reported on the Company’s Form 8-K filed with the Securities and Exchange Commission on January 3, 2020. The information set forth in such 8-K under the headings “Appointment of Interim Chief Financial Officer” and “Severance and Change in Control Agreement with Mr. Thakkar” is incorporated herein by reference. Mr. Thakkar has also served as the interim Chief Financial Officer of the Company’s subsidiary, CONSOL Coal Resources GP LLC (the “General Partner”) since January 1, 2020, and was appointed by the Board of Directors of the General Partner to be its Chief Financial Officer on June 15, 2020.

In connection with Mr. Thakkar’s appointment to the role of Chief Financial Officer of the Company, the Compensation Committee of the Board approved the following compensation for Mr. Thakkar: (i) an annual base salary of $325,000; (ii) a short-term incentive compensation target equal to $162,500, subject to proration for the 2020 calendar year in accordance with the Company’s short-term incentive plan; and (iii) a long-term incentive compensation target equal to $350,000 effective for the Company’s 2021 grant cycle for long-term incentive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ Martha A. Wiegand
Martha A. Wiegand
General Counsel and Secretary

Dated: June 18, 2020